As filed with the Securities and Exchange Commission on August 3, 2009

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) or (g) OF THE SECURITIES

EXCHANGE ACT OF 1934

AKTIEBOLAGET SVENSK EXPORTKREDIT

(SWEDISH EXPORT CREDIT CORPORATION)

(Exact Name of Registrant as Specified in its Charter)

Kingdom of Sweden	None
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

Västra Trädgårdsgatan 11 B

Stockholm, Sweden

(Address of Principal Executive Offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
U.S.$23,630,000 Accelerated Return Notes® Linked to the S&P 500® Index due September 24, 2010, Medium-Term Notes, Series E	NYSE Arca, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-156118

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

      On December 15, 2008, Aktiebolaget Svensk Exportkredit (Swedish Export Credit Corporation) (the Registrant or the Company) filed with the Securities and Exchange Commission (the Commission) a Registration Statement on Form F-3ASR (File No. 333-156118) (the Registration Statement) relating, among other securities, to certain debt securities (including the Medium-Term Notes, Series E) of the Registrant, at which point the Registration Statement became effective under the Securities Act of 1933, as amended (the Securities Act). The registration Statement includes a prospectus dated December 15, 2008, as supplemented by a prospectus supplement dated December 15, 2008 (the Prospectus and the Prospectus Supplement, respectively). The Registrant has also filed with the Commission:

      1.  The Product Supplement ARN-3 dated December 23, 2008 (the ARN Product Supplement) relating to the Company’s Accelerated Return Notes, Medium-Term Notes, Series E, pursuant to Rule 424(b)(3) under the Securities Act.

      2.  The preliminary term sheet dated June 23, 2009 (the Preliminary Term Sheet) relating to the Company’s Accelerated Return Notes Linked to the S&P 500® Index due September 24, 2010, Medium Term Notes, Series E, pursuant to Rule 433(d) under the Securities Act.

      The Prospectus, the Prospectus Supplement, the ARN Product Supplement and the Preliminary Term Sheet are incorporated herein by reference to the extent set forth below. The Preliminary Term Sheet will be superseded by the final Pricing Supplement relating to the Notes (as defined below) and any amendments or supplements thereto, which upon their filing pursuant to Rule 424(b) under the Securities Act will be incorporated by reference herein to the extent of the items set forth below.

Item 1.	Description of Registrant’s Securities to be Registered.

      The Registrant has authorized for issuance and listing U.S.$23,630,000 Accelerated Return Notes® Linked to the S&P 500® Index due September 24, 2010, Medium-Term Notes, Series E (the Notes).

      Reference is made to the information set forth under “Prospectus Summary—The Debt Securities We May Offer”, “Description of Debt Securities” and “Swedish Taxation” in the Prospectus; on the cover page and under “Description of the Notes” and “Certain U.S. Federal Income Taxation Considerations” in the Prospectus Supplement; on the cover page and under “Description of the Notes” and “United States Federal Income Tax Considerations” in the ARN Product Supplement; and on the cover page and under “Terms of the Notes” in the Pricing Supplement, all of which information is incorporated by reference in this registration statement.

Item 2.	Exhibits.

      The following exhibits shall be, or have been, filed with the NYSE Arca, Inc. or the Securities and Exchange Commission:

1.	Articles of Association of the Registrant, as amended.*
2.	Agency Agreement, including Form of Terms Agreement.**
3.	Indenture.***
4.	First Supplemental Indenture.****
5.	Second Supplemental Indenture.****
6.	Third Supplemental Indenture.*****
7.	Form of Medium-Term Note, Series E, Accelerated Return Notes® Linked to the S&P 500® due September 24, 2010.

*	Incorporated by reference to the Form 6-K Report filed by the Registrant with the Securities and Exchange Commission on July 7, 2008 (File No. 1-8382).

**	Incorporated by reference to the Registrant’s Registration Statement on Form F-3ASR (File No. 333-156118) previously filed with the Securities and Exchange Commission on December 15, 2008.

***	Incorporated by reference to the Form 6-K filed by the Registrant with the Securities and Exchange Commission on September 30, 1991 (File No. 1-8382).

****	Incorporated by reference to the Registrant’s Registration Statement on Form F-3ASR (File No. 333-131369) previously filed with the Securities and Exchange Commission on January 30, 2006.

*****	Incorporated by reference to the Form 6-K filed by the Registrant with the Securities and Exchange Commission on October 23, 2008 (File No. 1-8382).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Registrant: Aktiebolaget Svensk Exportkredit (Swedish Export Credit Corporation)

By:	/s/ Sven-Olof Söderlund
Name:	Sven-Olof Söderlund
Title:	Executive Director and Head of Strategic Analysis & Planning

By:	/s/ Anna-Lena Söderlund
Name:	Anna-Lena Söderlund
Title:	Executive Director and Head of Accounting

Date:    August 3, 2009

4